                              EMPLOYMENT AGREEMENT


This Agreement is made this 3rd day of November 1998 by and between Rose Hills Company ("the Company") and Kenton C. Woods.

WHEREAS, it is the mutual intent of the parties hereto that Woods be employed as Senior Vice President and Chief Financial Officer of the Company, and

WHEREAS, it is the intent to set forth in this Agreement the terms and conditions of said employment.

In consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1.   EMPLOYMENT
     ----------

1.1 During the term of this Agreement and subject to its terms and conditions, Woods shall be employed as Senior Vice President and Chief Financial Officer of the Company. In said capacity, Woods shall report to the Chief Executive Officer of the Company or to such person(s) as the Board of Directors of the Company ("the Board") may, from time to time direct, and shall have such powers, responsibilities and authorities as may be, from time to time, assigned to him by the Board.

1.2 This Agreement shall continue in effect without interruption until terminated according to its terms.

1.3 During the term hereof, Woods shall devote his full working time and efforts, to the best of his ability, experience and talent, to the performance of services, duties and responsibilities as an Officer of the Company.

2.   COMPENSATION
     ------------

2.1 During the term hereof, Woods shall be paid by the Company a base salary ("Base Salary") at the rate of $155,182 per annum, provided that said Base Salary shall be reviewed annually. Any increase in the Base Salary shall be at the sole discretion of the Company. In the event that the Company, in the exercise of said discretion, increases the Base Salary, the Base Salary, as so increased, shall thereafter be the "Base Salary" for the purposes of this Agreement.

2.2 In addition to his Base Salary, Woods shall be paid an annual bonus ("the Bonus") based upon the Company's performance in each fiscal year as measured against EBITDA targets established for the Company. The amount of Bonus will be in the range of 0% -50% of the Base Salary according to the schedule set forth in Exhibit A. The EBITDA target for 1998 shall be $32.7 Million. EBlTDA targets for years after 1998 shall be determined by the Board, in its sole discretion. For the purposes of this Agreement the term "EBITDA" shall be defined as in the Put/Call

     Agreement dated November 19, 1996 ("the Put/Call Agreement"), among Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Rose Hills Offshore Capital Partners 11 L.P., and Blackstone Family Investment Partnership 11 L.P. (collectively "Blackstone") Loewen Group International Inc, and The Loewen Group Inc. (collectively "Loewen"), Roses Delaware, Inc. and RHI Management Direct L.P.

3.   EMPLOYEE BENEFITS
     -----------------

3.1 The Company shall provide Woods, during the term of this Agreement, coverage under employee pension and welfare benefit programs, plans and practices consistent with such benefits as are made available from time to time to other senior executives of the Company ("Benefits").

3.2 Woods shall be entitled to no less than fifteen business days paid vacation in each calendar year, which shall be taken at such time as Is consistent with Woods' responsibilities hereunder. Unless otherwise approved by the Company, any vacation days not taken in any calendar year shall be forfeited without pay therefor.


4.   TERMINATION
     -----------

4.1 Woods shall have the right to terminate this Agreement at any time at upon 90 days notice to the Company. In the event that Woods so terminates, he shall be entitled, at the time the termination becomes effective, to a lump sum payment from the Company,-(i) in respect of vacation accrued, but not used ("Vacation Payment") and (ii) for compensation earned under the terms of paragraph 2.1 hereof, but not paid ("Compensation Payment") as of the effective date of the termination. Said Compensation Payment shall not include all or any part of any Bonus in respect of the year in which said termination occurs. If Woods terminates this Agreement, he shall not be entitled to receive any payment, benefit, or compensation from the Company, by way of Base salary, Bonus, benefits, severance payment or otherwise, except as expressly set forth in this paragraph.

4.2 The Company shall have the right to terminate this Agreement and Woods' employment with the Company for cause at any time. As used herein, the term "Cause" shall include (I) willful malfeasance or willful misconduct by Woods in connection with his employment, (ii) any failure or refusal by Woods to perform his duties hereunder or to follow any lawful direction from the Company which refusal or failure continues after Woods has been given notice by the Company that it deems that such failure or refusal has occurred, (iii) any breach by Woods of Section 5 herein or any other material breach of this Agreement, or (iv) the commission by Woods of any violation of law in connection with the performance of his duties hereunder, any misdemeanor involving moral turpitude or any felony. Except as explicitly provided in this paragraph, the Company shall not be required to provide Woods with advance notice of termination for cause.

4.3 In the event that Woods is terminated for cause under the terms of paragraph 4.2, he shall be entitled to receive a lump sum payment from the Company in respect of the Vacation Payment and the Compensation Payment. Said Compensation Payment shall not include all or any part of the Bonus in respect of the year in which said termination occurs. If Woods is terminated for cause under paragraph 4.2, he shall not be entitled to receive any payment, benefit, or compensation from the Company, by way of Base salary, Bonus, benefits, severance payment or otherwise, except as expressly set forth in this paragraph 4.3.

4.4 The Company shall have the right to terminate this Agreement at any time, with or without reason, or for any reason, upon 12 months notice to Woods. In the event of a termination under this paragraph, Woods shall be entitled to receive:

     (a) his Base Salary through the effective date of the termination ("the Termination Date"),

     (b) Benefits, as defined in paragraph 3.1 hereof, through the Termination Date,

     (c) Bonus, to the extent payable under paragraph 2.2 hereof, in respect of any year completed prior to the Termination Date,

     (d) if the termination becomes effective at any time in a year ("the Termination Year") other than at year-end, a pro rated portion of the Bonus in respect of the Termination Year, based upon the number of months completed in the Termination Year as of the Termination Date (the "Termination Bonus"). Said Termination Bonus shall be calculated, after the close of the Termination Year, by multiplying
           (I) the Bonus to which Woods would have been entitled for the entire year, as if he had not been terminated before the end of the year, by
           (ii) 0.083 for each complete calendar month during which Woods was employed by the Company during that year. For example, if this Agreement were to be terminated during the sixth month of a year, the Termination Bonus payable to Woods for that year would be calculated as:

                         TB B x 5(.083)

                         where TB = The Termination Bonus to be paid,
                                B = The Bonus that Would have been payable if
                                    this Agreement had not been terminated
                                    before year-end, and
                                5 = The number of complete months of employment
                                    prior to termination, and

               If this Agreement is terminated by the Company other than for cause, Woods shall not be entitled to receive any payment, benefit, or compensation from the Company, by way of Base salary, Bonus, benefits, severance payment or otherwise, except as expressly set forth in this paragraph 4.4.

5.   CONFIDENTIAL INFORMATION NON-COMPETITION
     ----------------------------------------

     5.1 Woods shall not, without the prior written consent of the Company, use, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity any Confidential Information pertaining to the business of the Company, Loewen, Blackstone, or any of their respective affiliates, except (I) while employed by the Company, in the business of and for the benefit of the Company, or
          (ii) when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company, or by any administrative agency or legislative body (including a committee thereof) with jurisdiction to order Woods or the Company to divulge, disclose or make accessible such information. For the purposes of this paragraph 5.1, "Confidential Information" shall mean all non-public information concerning the financial data, strategic business plans, product development (or other proprietary product data), customer lists, marketing plans and other non public, proprietary and confidential information of the Company, Blackstone, Loewen, or any of their parent, subsidiary or affiliated companies, or customers that is not otherwise available to the public (other than by Woods' breach of this Agreement).

     5.2 During the period of his employment hereunder and for two years thereafter, Woods agrees that, without the prior written consent of the Company, (a) he will not, either directly or indirectly, either as principal, manager, agent, consultant, officer, stockholder, partner, investor, lender, or employee, or in any other capacity, carry on, be engaged in or have any financial interest in, any business which is in competition with the business of the Company or Loewen or any of their parent, subsidiary or affiliated companies, and (b) he will not, on his own behalf or on behalf of any person, firm or company other than the Company, directly or indirectly, solicit or offer employment to any person who has been employed by the Company, Loewen, Blackstone or any of their parent, subsidiary or affiliated companies at any time during the 12 months immediately preceding such solicitation.

     5.3 For the purposes of paragraph 5.2, a business shall be deemed to be in competition with the Company or Loewen if it owns, operates or manages a funeral home or cemetery property that is located within 25 miles of any funeral home or cemetery property owned, operated or managed by the Company or Loewen within Los Angeles or Orange counties, or if it is engaged as the material part of its business in the consolidation of funeral home or cemetery properties as a national or North America wide basis. Nothing in this Agreement shall be construed to bar Woods from accepting employment with a funeral home or cemetery property or in any other geographic region.

     5.4  Woods and the Company agree that the covenant of paragraphs 5.2 and
          5.3 are reasonable under the circumstances, and farther agree that if in the opinion of any court of competent jurisdiction such restraint is not reasonable in any respect, that, without further action by the parties, said covenant shall be deemed modified so as to have the broadest possible scope, consistent with the opinion of said court, and shall be enforceable as so modified.

     5.5 Woods agrees that any breach of the covenants of this section 5 would cause irreparable injury to the Company, Loewen and Blackstone for which monetary damages would not be an adequate remedy. Accordingly, Woods agrees that, in the event of such breach, the Company, Loewen or Blackstone, in addition to pursuing any other remedies that they may have in law or in equity, (i) may cease making any payments otherwise required by this Agreement, and (ii) shall be entitled to a temporary injunction and permanent injunction restraining any further violation of this Agreement by Woods.

6.   ARBITRATION
     -----------

     6.1 Any and all disputes and claims arising from or in relation to this Agreement, with the exception of (i) an action by the Company, Loewen or Blackstone for injunctive relief under section 5 of this Agreement, or (ii) an action by Woods under federal or state laws against discrimination in employment, shall be resolved through arbitration in Los Angeles, California under the auspices and rules of the American Arbitration Association Any action for injunctive relief under section 5 hereof or under federal or state anti-discrimination laws may be brought in any court of competent jurisdiction.

     6.2 In the event that either party to this Agreement, or Loewen or Blackstone brings a claim or action for enforcement of this Agreement, or otherwise relating to or arising from this Agreement, the prevailing party shall be entitled to recover his or its costs of suit including a reasonable attorney's fee.

7.   SUCCESSORS AND ASSIGNS
     ----------------------

     7.1 This Agreement shall inure to the benefit of and be binding upon the undersigned parties hereto and their respective successors and assigns.

     7.2 Woods may not assign his performance of this Agreement without the prior, expressed written, consent of the Company,

8.   SURVIVAL OF COVENANTS
     ---------------------

     8.1 The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. Without limiting the generality of the foregoing, the provisions of section 5 hereof shall remain in effect as long as necessary to give effect thereto, notwithstanding the termination of this Agreement.

9.   GOVERNING LAW
     -------------

     9.1 This Agreement shall be construed, interpreted and governed in accordance with the laws of the State of California without reference to rules relating to conflicts of laws.

10.  EFFECT ON PRIOR AGREEMENTS
     --------------------------

     10.1 This Agreement contains the entire understanding between the parties relating to the subject matter hereof and supersedes in all respects any prior or other agreement or understanding between the Company, Blackstone, Loewen or any of their affiliates and Woods relating to the subject matter.

11.  COUNTERPARTS
     ------------

     11.1 This Agreement may be executed in two or more counterparts, each of which will be deemed an original.


                               ROSE HILLS COMPANY



By  /s/ DILLIS R. WARD                   Signed:
    ------------------
     Dillis R. Ward
     President and CEO
                                           /s/ KENTON C. WOODS
                                           -------------------
                                            Kenton C. Woods

                                  SCHEDULE A
                                  ----------


ANNUAL INCENTIVE BONUS
----------------------

For the fiscal year ended December 31, 1998, and, for each succeeding year during the term of the Employment Agreement, a bonus payment will be made based on the relationship between the audited EBITDA (as defined in title Put/Call Agreement) for the, year in question and the Projected EBITDA (as described below) for that year. For the purposes of this comparison, the audited EBITDA will be adjusted to take into account an accrual for these bonus payments.

Projected EBITDA for the year ended December 31, 1998 (before adjustments for acquisitions) shall be $32.7 million. EBITDA targets for 1999 and later years, will be set by the Board of Directors, on or before February 1 of the bonus year. For the purposes of determining the amount of any annual bonus, the Projected EBITDA for the year will be adjusted by adding, to the Projected EBITDA initially established by the Board of Directors, the budgeted EBITDA for any acquisition during the year.

The realization matrix for the annual bonus will be:

               Percent Projected         Percent Salary
               EBITDA Attained           Paid as Bonus
               ---------------           -------------

               Less than 90%              .00%
                         90%            12.50%
                         91%            13.75%
                         92%            15.00%
                         93%            16.25%
                         94%            17.50%
                         95%            18.75%
                         96%            20.00%
                         97%            21.25%
                         98%            22.50%
                         99%            23.75%
                        100%            25.00%
                        101%            27.50%
                        102%            30.00%
                        103%            32.50%
                        104%            35.00%
                        105%            47.50%
                        106%            40.00%
                        107%            42.50%
                        108%            45.00%
                        109%            47.50%
                        110% or greater 50.00%